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                                                                   EXHIBIT 10.20

                CHANGE IN CONTROL SEVERANCE PROTECTION AGREEMENT
                            BILL BARRETT CORPORATION

      This CHANGE IN CONTROL SEVERANCE PROTECTION AGREEMENT (the "Agreement") is entered into as of ______________, 2004, between Bill Barrett Corporation ("Parent"), a Delaware corporation and ________________ (the "Employee").

                                    RECITALS

      WHEREAS, the Employee is a key employee of Parent and serves as Parent's ______________________________, and Parent and the Employee desire to set forth herein the terms and conditions of the Employee's compensation in the event of a termination of the Employee's employment in connection with a Change in Control (as defined below).

      WHEREAS, in the event of a Change in Control, the Employee may be vulnerable to dismissal without regard to quality of the Employee's service, and Parent believes that it is in the best interests of Parent to enter into this Agreement in order to ensure fair treatment of the Employee and to reduce the distractions and other adverse effects upon such the Employee's performance which are inherent in such a Change in Control.

      WHEREAS, this Agreement is not intended to be and shall not constitute an employment contract between Parent and the Employee or to impose any obligation upon Parent to retain the Employee. The Employee acknowledges that the Employee is an "at-will" employee of Parent and that Parent may terminate Employee's employment at any time with or without cause and with or without notice.

      NOW, THEREFORE, for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

      1. Definitions. For purposes hereof, the following terms shall have the following meanings:

            a. "Affiliate" shall mean, with respect to any Person (as defined herein), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote the securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors of a corporation or other Persons performing similar functions for any other type of Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, as general partner, as trustee or otherwise.

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            b.    "Cause" shall mean (i) if a Employee is party to an employment agreement or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein or (ii) if no such employment or similar agreement exists, it shall mean (A) the Employee's failure to perform the duties reasonably assigned to him or her by the Company, (B) a good faith finding by the Company of the Employee's dishonesty, gross negligence or misconduct, (C) a material breach by the Employee of any written Company employment policies or rules or (D) the Employee's conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

            c. "Change in Control" of the Company means the occurrence of one of the following events:

                  (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" as defined in paragraph (c) below;

                  (ii) The individuals who are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the then Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (defined as any solicitation subject to Rules 14a-1 to 14a-10 promulgated under the Exchange Act by any person or group of persons for the purpose of opposing a solicitation subject to Rules 14a-1 to 14a-10 by any other person or group of persons with respect to the election or removal of directors at any annual or special meeting of stockholders of the Company) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (iii) Consummation of:

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                        (1)   A merger, consolidation or reorganization
involving the Company, unless

                              (a) the stockholders of the Company, immediately
before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, a majority of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") or a corporation beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation (a "Parent Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                              (b) the individuals who were members of the
Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute a majority of the members of the board of directors of either the Surviving Corporation or a Parent Corporation, and

                              (c) no Person (other than the Company, any
Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 30% or more of the then outstanding Voting Securities) owns, directly or indirectly, 30% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (unless there is a Parent Corporation, in which event of the Parent Corporation's then outstanding voting securities), and

                              (d) a transaction described in the immediately
preceding clauses (i) through (iii) shall herein be referred to as a "Non-Control Transaction";

                        (2) A complete liquidation or dissolution of the Company; or

                        (3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                  (iv) Notwithstanding subclauses (i), (ii) or (iii) above, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportionate number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which

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increases the percentage of the then outstanding Voting Securities Beneficially
Owned by the Subject Person, then a Change in Control shall occur.

      In all cases, if the Employee's employment is terminated within 30 days prior to a Change in Control and the Employee reasonably demonstrates that such termination (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party"), or (2) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then the date of a Change in Control with respect to such Employee shall mean the date immediately prior to the date of such termination of such Employee's employment.

            d. "Disability" shall mean a physical or mental infirmity which impairs the Employee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

            e.    "Good Reason" shall include any of the following:

                  (i) Parent's assignment to the Employee of duties inconsistent with, or a substantial alteration in the nature of, the Employee's responsibilities in effect immediately prior to the Change in Control;

                  (ii) (A) a reduction in either the Employee's salary or target bonus (if a target bonus has been established for the Employee) as each is in effect on the date of a Change in Control, or (B) the discontinuance or material adverse alteration of any material pension, welfare or fringe benefit enjoyed by Employee on the date of a Change in Control;

                  (iii) Parent's relocation of the Employee to any place in excess of 50 miles from the Employee's place of employment immediately prior to the Change in Control without the Employee's written consent, except for reasonably required travel by the Employee on Parent's business;

                  (iv) any material breach by Parent of any provision of this Agreement, if such material breach has not been cured within 30 days following written notice by the Employee to Parent of such breach setting forth with specificity the nature of the breach; or

                  (v) any failure by Parent to obtain the assumption of this Agreement by any successor (by merger, consolidation or otherwise) or assign of Parent.

            f. "Person" shall mean any individual, partnership, joint venture, firm, company, corporation, association, trust or other enterprise or any government or political subdivision or any agent, department or instrumentality thereof.

            g. "Highest Annual Compensation Amount" shall mean the highest compensation during any twelve (12) month period during the three (3) calendar years

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immediately preceding the termination of the Employee paid to or earned by the
Employee, including all amounts of the Employee's base salary that are deferred under the qualified and non-qualified employee benefit plans of the Parent or any other agreement or arrangement and all bonuses earned by the Employee during such period, or if the Employee has been employed by the Company for less than three (3) calendar years prior to termination, for such lesser period of time. The Compensation Committee of the Board of Directors shall determine, taking into consideration Company performance, target bonus amounts and other factors, the Bonus Amount of the Employee if the Employee has not been employed by the Company for a period of time during which bonuses have been paid.

            h. "Qualifying Termination" shall mean (i) a termination by the Employee of the Employee's employment with Parent for Good Reason within one year after the occurrence of a Change in Control or (ii) a termination of Employee's employment without Cause by Parent within one year after the occurrence of a Change in Control, or (iii) a termination of Employee's employment without Cause by Parent within six (6) months prior to the date of a Change in Control if the Employee reasonably demonstrates that such termination
(A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed provided that, in either case, a Change in Control shall actually have occurred. Neither a termination of Employee's employment due to Disability nor a termination of Employee's employment due to death shall constitute a Qualifying Termination.

      2. Term. If a Change in Control has not occurred within ten (10) years of the date of this Agreement (the "Term"), this Agreement shall automatically expire. Following the Term, this Agreement may be renewed only by written agreement of the parties for successive one-year periods. If a Qualifying Termination occurs during the Term, this Agreement shall continue in full force and effect and shall not terminate until the Employee shall have received the severance compensation provided hereunder.

      3. Payment of Accrued Compensation upon a Qualifying Termination. If a Qualifying Termination occurs, the Employee shall immediately be paid all earned and accrued salary due and owing to the Employee, any bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), any benefits then due under any plans of Parent in which the Employee is a participant, any accrued and unpaid vacation pay and any appropriate business expenses incurred by the Employee in connection with his or her duties, all to the date of termination (collectively, "Accrued Compensation"). The Employee shall also be entitled to the severance compensation described in Section 4.

      4. Severance Compensation. The Employee shall be entitled to the following upon a Qualifying Termination under the conditions set forth below:

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            (a)   Condition to Payment of Severance Compensation. Upon the
Employee's execution of a "Release and Confidentiality Agreement" substantially in the form attached hereto as Exhibit A, Parent shall pay to the Employee severance compensation in an aggregate amount equal to [TWO] [1.5] [1.0] times the Employee's Highest Annual Compensation Amount (the "Severance Amount").

            (b) Computation and Payment of Severance Amount. The Severance Amount shall be paid without prejudice to the Employee's right to receive all Accrued Compensation. The Severance Amount shall be paid to the Employee in a lump sum within thirty (30) days of the execution of the Release and Confidentiality Agreement. The Severance Amount shall be paid irrespective of the Employee's employment status with any other organization or self-employment; provided, however, that if the Employee should violate the terms of the Release and Confidentiality Agreement, Parent shall be under no further obligation to continue the payments or benefits hereunder.

            (c) Certain Welfare Benefits. For a number of months equal to [THIRTY-SIX (36)] [TWENTY-FOUR (24)] [EIGHTEEN (18)] (the "Continuation Period"), Parent shall at Parent's expense continue on behalf of the Employee and the Employee's dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization coverages and benefits provided to the Employee immediately prior to the Change in Control or, if greater, the coverages and benefits provided at any time thereafter. The coverages and benefits (including deductibles and costs) provided in this Section 4(c) during the Continuation Period shall be no less favorable to the Employee and the Employee's dependents and beneficiaries, than the most favorable of such coverages and benefits referred to above. Parent's obligation hereunder with respect to the foregoing coverages and benefits shall be reduced to the extent that the Employee obtains any such coverages and benefits pursuant to a subsequent employer's benefit plans, in which case Parent may reduce any of the coverages or benefits Parent is required to provide the Employee hereunder so long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Employee than the coverages and benefits required to be provided hereunder. Neither this Section 4(c) nor any other provision of this Agreement shall be interpreted so as to reduce any amounts otherwise payable, or in any way diminish the Employee's rights as an employee of Parent, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock purchase plan, or any employment agreement or other plan or arrangement.

      5. Equity Grants. Immediately prior to a Change in Control, (i) all options granted by Parent to the Employee shall be 100% vested and immediately exercisable, and the exercise term thereof shall end upon the earlier of: the first anniversary of the date of termination of employment and the end of the original exercise term, and (ii) all restrictions shall lapse with respect to all grants of restricted stock or other awards held by Employee.

      6.    Excise Tax Limitation.

            a. Gross-Up Payment. In the event it shall be determined that any payment or distribution of any type to or for the benefit of the Employee, by Parent, any

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Affiliate, any person who acquires ownership or effective control of Parent or ownership of a substantial portion of Parent's assets (within the meaning of Section 280G of the Code and the regulations thereunder) or any affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Code then the amounts payable to the Employee under this Agreement shall be reduced to the maximum amount that could be paid to the Employee without giving rise to the Excise Tax (the "Safe Harbor Cap"), if the result of subtracting the Excise Tax from the Total Payment is less than the Safe Harbor Cap. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing first the payment under Section 4(a), unless an alternative method of reduction is elected by the Employee. For purposes of reducing the Total Payments to the Safe Harbor Cap, only amounts payable under this Agreement (and no other amounts) shall be reduced.

            b. Determination by Accountant. All mathematical determinations, and all determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this Section, including determinations as to whether the reduction of the Total Payments to the Safe Harbor Cap and the assumptions to be utilized in arriving at such determinations, shall be made at Parent's expense by an independent nationally recognized accounting firm selected by Parent (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to Parent and the Employee by no later than ten (10) days following the Termination Date, if applicable, or such earlier time as is requested by Parent or the Employee (if the Employee reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee and Parent with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Employee has substantial authority not to report any Excise Tax on his or her federal income tax return. Any determination by the Accounting Firm shall be binding upon Parent and the Employee, absent manifest error. If Total Payments are reduced to the Safe Harbor Cap as provided above and if it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that Total Payments have been made to, or provided for the benefit of, Employee by the Parent which are in excess of the limitations provided in Section 6(a) (hereinafter referred to as an "Excess Payment"), such Excess Payment shall be deemed for all purposes to be an overpayment to the Employee made on the date such Employee received the Excess Payment and the Employee shall repay the Excess Payment to the Parent on demand. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the determination, it is possible that Total Payments which will not have been made by the Parent should have been made (a "Safe Harbor Underpayment"), consistent with the calculations required to be made under this Section 6. In the event that it is determined (i) by the Accounting Firm, the Parent (which shall include the position taken by the Parent, or together with its consolidated group, on its federal income tax return) or the IRS or (ii) pursuant to a determination by a court, that a Safe Harbor Underpayment has occurred, the Parent shall pay an amount equal to such Safe Harbor Underpayment to the Employee within fifteen (15) days of such determination

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together.

      7. Employment Status. This Agreement does not constitute a contract of employment or impose on the Employee or Parent any obligation to retain the Employee, or to change the status of the Employee's employment. The Employee acknowledges that the Employee is an "at-will" employee of Parent, and that Parent may terminate the Employee's employment at any time, with or without cause and with or without notice.

      8. Nature of Rights. The Employee shall have the status of a mere unsecured creditor of Parent with respect to his or her right to receive any payment under this Agreement. This Agreement shall constitute a mere promise by the Company to make payments in the future of the benefits provided for herein. It is the intention of the parties hereto that the arrangements reflected in this Agreement shall be treated as unfunded for tax purposes and, if it should be determined that Title I of ERISA is applicable to this Agreement, for purposes of Title I of ERISA. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by Parent and for which the Employee may qualify, nor shall anything herein limit or reduce such rights as the Employee may have under any other agreements with Parent. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan or program of Parent shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

      9. Full Settlement. The Company's obligation to provide the payments and benefits provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment except as set forth in Section 4(c) with respect to certain welfare benefits. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses (collectively, "Legal Fees") which the Employee may reasonably incur as a result of any contest (including as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof, plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that the Company shall not pay the Legal Fees after a final, nonappealable adjudication of a court of competent jurisdiction: (A) to the extent they were incurred with respect to a claim brought by the Employee in bad faith and/or (B) to the extent they were incurred where a determination has been made (either by a court or as part of a settlement agreement) that the Employee is not entitled to substantially all the amounts claimed by Employee whether or not such claims were made in bad faith.

      10.   Miscellaneous.

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            a.    Severability. Should a court or other body of competent
jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible.

            b. Withholding. All compensation and benefits to the Employee hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

            c. Entire Agreement; Modification. This Agreement represents the entire agreement between the parties and supersedes any prior agreements between the parties, written or oral, with respect to the subject matter covered hereby. This Agreement may be amended, modified, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall not affect such party's right at a latter time to enforce the same. No waiver by any party of the breach of any provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of any other term of this Agreement.

            d. Applicable Law. This Agreement shall be construed under and governed by the laws of the State of Delaware.

            e. Successors and Assigns. This Agreement shall be binding upon, and shall issue to the benefit of, Parent's successors and assigns and the Employee's heirs and assigns.

            f. Nontransferability by Employee. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee, the Employee's beneficiaries or legal representatives, except by will or by the laws of descent and distribution.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of
_______________________, 2004.

                                          BILL BARRETT CORPORATION

                                          By ___________________________________

                                          EMPLOYEE:

                                          ______________________________________

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